Exhibit 99.1

400 Centre Street, Newton, MA 02458-2076	tel: (617) 796-8350 fax: (617) 796-8385

FOR IMMEDIATE RELEASE	Contact:	Timothy A. Bonang,
Manager of Investor Relations
(617) 796-8149
www.fivestarqualitycare.com

Five Star Quality Care, Inc. Announces
Results for the Periods Ended December 31, 2006
____________________________________

Newton, MA (March 1, 2007). Five Star Quality Care, Inc. (AMEX: FVE) today announced its financial results for the quarter and year ended December 31, 2006.

Results for the quarter ended December 31, 2006:

Loss from continuing operations was $33.7 million for the quarter ended December 31, 2006, compared to a loss from continuing operations of $1.0 million for the same quarter last year. Net loss from continuing operations per share for the quarters ended December 31, 2006 and 2005 was $1.07 and $0.05, respectively.

Five Star terminated seven management agreements with Sunrise Senior Living, Inc. (NYSE: SRZ) during the fourth quarter of 2006 and recognized a related termination charge of $40.1 million, and it terminated one management agreement with Sunrise during the fourth quarter of 2005 and recognized a related termination charge of $4.8 million. Without these charges, Five Star would have reported income from continuing operations of $6.4 million, or $0.20 per share, and $3.8 million, or $0.19 per share, in the fourth quarters of 2006 and 2005, respectively. We believe these adjusted amounts are a meaningful disclosure that may help shareholders to understand better our results of operations for the fourth quarters of 2006 and 2005. (See page 6 of the Supplemental Information attached hereto for a reconciliation of these amounts.) Sunrise no longer manages any communities for Five Star.

Results for the year ended December 31, 2006:

Loss from continuing operations was $112.0 million for the year ended December 31, 2006, compared to a loss from continuing operations of $81.2 million for the year ended December 31, 2005. Net loss from continuing operations per share for the years ended December 31, 2006 and 2005 was $3.92 and $5.45, respectively.

Five Star terminated 17 management agreements with Sunrise during the year ended December 31, 2006 and recognized a related termination charge of $129.9 million, and it terminated 13 management agreements with Sunrise during the year ended December 31, 2005 and recognized a related termination charge of $86.3 million. Without these charges, Five Star would have reported income from continuing operations of $17.9 million, or $0.62 per share, and $5.1 million, or $0.34 per share, for the years ended December 31, 2006 and 2005, respectively. We believe these adjusted amounts are a meaningful disclosure that may help shareholders to understand better our results of operations for the years ended December 31, 2006 and 2005. (See page 6 of the Supplemental Information attached hereto for a reconciliation of these amounts.)

Occupancy and Average Daily Rate:

Five Star’s total senior living community occupancy for the quarter and year ended December 31, 2006 was 90% and 91%, respectively, compared to 91% and 90%, respectively, for the same periods in 2005. Occupancy for senior living communities that Five Star has operated continuously since October 1, 2005 was 91% for the quarters ended December 31, 2006 and 2005, respectively. Occupancy for senior living communities that Five Star has operated continuously since January 1, 2005, was 90% for the years ended December 31, 2006 and 2005, respectively.

The average daily rate for senior living communities for the quarter and year ended December 31, 2006 was $131 and $124, respectively, compared to $130 and $127, respectively, for the same periods in 2005. The average daily rate for senior living communities that Five Star has operated continuously since October 1, 2005 for the quarter ended December 31, 2006 was $135, compared to $130 for the same period in 2005. The average daily rate for senior living communities that Five Star has operated continuously since January 1, 2005 for the year ended December 31, 2006 was $134, compared to $130 for the same period in 2005.

Conference Call:

On Thursday, March 1, 2007 at 1:00 p.m. Eastern Standard Time, Evrett Benton, president and chief executive officer, and Bruce Mackey, treasurer and chief financial officer, will host a conference call to discuss the fourth quarter and year end 2006 financial results. Following the company’s remarks, there will be a question and answer period.

The conference call telephone number is (800) 811-7286. Participants calling from outside the United States and Canada should dial (913) 981-4902. No pass code is necessary to access the call from either number. Participants should dial in about 15 minutes prior to the scheduled start of the call. A replay of the conference call will be available through midnight on March 7, 2007. To hear the replay, dial (719) 457-0820. The replay pass code is 9455311.

A live audio webcast of the conference call will also be available in a listen only mode on the company’s web site at www.fivestarqualitycare.com. Participants wanting to access the webcast should visit the company’s web site about five minutes before the call. The archived webcast will be available for replay on the company’s web site for about one week after the call.

About Five Star Quality Care, Inc.:

Five Star Quality Care, Inc. is a healthcare services company which operates healthcare and senior living communities. Five Star owns, leases and operates 162 senior living communities with over 18,000 separate living units located in 29 states. These communities include independent living, assisted living and skilled nursing communities. Five Star also operates six institutional pharmacies, one of which provides mail order pharmaceuticals to the general public, and two rehabilitation hospitals. Five Star is headquartered in Newton, Massachusetts.

Supplemental Information, page 1 of 6

FIVE STAR QUALITY CARE, INC.
CONSOLIDATED STATEMENT OF INCOME
(dollars in thousands, except per share data)

	Three months ended December 31,		Year ended December 31,
	2006	2005	2006	2005
Revenues:
Net revenues from residents	$196,511	$182,754	$748,003	$700,891
Hospital revenue	26,130	-	26,130	-
Pharmacy revenue	14,964	10,730	53,204	33,132
Total revenues	237,605	193,484	827,337	734,023

Operating expenses:
Wages and benefits	100,558	89,466	384,005	356,367
Other operating expenses	47,520	49,614	187,335	180,694
Hospital expenses	23,357	-	23,589	-
Pharmacy expenses	16,081	10,731	52,972	31,823
Management fee to Sunrise Senior Living, Inc., or Sunrise	952	4,335	8,744	21,256
Termination expense for certain Sunrise management agreements	40,080	4,750	129,913	86,286
Rent expense	31,806	25,718	111,481	98,890
General and administrative	9,962	7,807	33,829	28,221
Depreciation and amortization	2,830	1,828	9,950	7,114
Impairment of assets	-	-	-	2,333
Total operating expenses	273,146	194,249	941,818	812,984

Operating loss	(35,541)	(765)	(114,481)	(78,961)
Interest and other income	3,772	526	6,806	1,543
Interest expense	(1,946)	(717)	(4,365)	(3,741)

Loss from continuing operations before income taxes	(33,715)	(956)	(112,040)	(81,159)
Provision for income taxes	-	-	-	-
Loss from continuing operations	(33,715)	(956)	(112,040)	(81,159)
Loss from discontinued operations	(615)	(1,252)	(4,625)	(3,000)

Net loss	$(34,330)	$(2,208)	$(116,665)	$(84,159)

Weighted average shares outstanding	31,635	20,030	28,605	14,879

Basic and diluted loss per share from:
Continuing operations	$(1.07)	$(0.05)	$(3.92)	$(5.45)
Discontinued operations	(0.02)	(0.06)	(0.16)	(0.20)
Net loss per share	$(1.09)	$(0.11)	$(4.08)	$(5.65)

EBITDA(1):
Net loss	$(34,330)	$(2,208)	$(116,665)	$(84,159)
Add: income taxes	-	-	-	-
Add: depreciation and amortization	2,830	1,828	9,950	7,114
Add: interest expense	1,946	717	4,365	3,741
Add: loss from discontinued operations	615	1,252	4,625	3,000
Less: interest and other income	(3,772)	(526)	(6,806)	(1,543)
EBITDA(1)	$(32,711)	$(1,063)	$(104,531)	$(71,847)

(1)
We consider earnings before interest, taxes, depreciation and amortization, or EBITDA, to be a meaningful measure of our operating performance because it is useful in measuring our ability to service debt, fund capital expenditures and expand our business. We believe that EBITDA is a meaningful disclosure that may help shareholders to understand better our financial performance, including comparing our performance to similar numbers reported by other companies; however, EBITDA as presented may not be always comparable to amounts calculated by other companies. This information should not be considered as an alternative to net income, income from continuing operations, operating profit, cash flow from operations, or any other operating or liquidity performance measure prescribed by accounting principles generally accepted in the United States.

Supplemental Information, page 2 of 6

FIVE STAR QUALITY CARE, INC.
SELECTED BALANCE SHEET DATA
(dollars in thousands)

	As of December 31,
	2006	2005
Assets
Current assets:
Cash and cash equivalents	$46,241	$16,376
Accounts receivable, net of reserve	67,791	46,124
Prepaid expenses and other current assets	41,294	30,982
Investments	50,434	632
Total current assets	205,760	94,114

Property and equipment, net	114,898	96,743
Other long term assets	45,753	38,083
Total assets	$366,411	$228,940

Liabilities and Shareholders’ Equity
Current liabilities	$132,929	$89,968
Long term liabilities	28,098	25,465
Mortgages payable, long term	11,454	44,703
3.75% convertible senior notes	126,500	-
Shareholders’ equity: 31,682,934 and 20,060,934 shares outstanding at December 31, 2006 and 2005, respectively	67,430	68,804
Total liabilities and shareholders’ equity	$366,411	$228,940

Supplemental Information, page 3 of 6

FIVE STAR QUALITY CARE, INC.
SENIOR LIVING COMMUNITY OPERATING DATA (1)
(dollars in thousands, except average daily rate)

	Three months ended December 31,		Year ended December 31,
	2006	2005	2006	2005

No. of communities (end of period)	162	151	162	151
No. of living units (end of period)	18,117	16,810	18,117	16,810

Occupancy	90%	91%	91%	90%
Average daily rate (ADR)	$131	$130	$124	$127
ADR % growth	1%	--	(2%)	--

Payment source of net revenues from residents:
Medicare	14%	15%	14%	15%
Medicaid	19%	20%	19%	20%
Private	67%	65%	67%	65%
Total	100%	100%	100%	100%

Net revenues from residents	$196,511	$182,754	$748,003	$700,891
Net revenues from residents % growth	8%	--	7%	--

Community expenses (2)	$148,078	$139,080	$571,340	$537,061
Community expenses (2) as a % of net revenues from residents	75%	76%	76%	77%
Community expenses (2) % growth	6%	--	6%	--

(1)	Excludes data for discontinued operations and for pharmacy and hospital operations.
(2)	Community expenses equals wages and benefits and other operating expenses as shown on our consolidated statement of income.

Supplemental Information, page 4 of 6

FIVE STAR QUALITY CARE, INC.
SAME STORE SENIOR LIVING COMMUNITY OPERATING DATA
(dollars in thousands, except average daily rate)

	Three months ended December 31, (2)		Year ended December 31, (3)
	2006	2005	2006	2005

No. of communities (end of period)	151	151	144	144
No. of living units (end of period)	16,810	16,810	16,160	16,160

Occupancy	91%	91%	90%	90%
Average daily rate (ADR)	$134	$130	$135	$130
ADR % growth	3%	--	4%	--

Payment source of net revenues from residents:
Medicare	15%	15%	14%	15%
Medicaid	19%	20%	20%	20%
Private	66%	65%	66%	65%
Total	100%	100%	100%	100%

Net revenues from residents	$188,398	$182,754	$719,102	$688,782
Net revenues from residents % growth	3%	--	4%	--

Community expenses (4)	$141,787	$139,080	$544,333	$527,524
Community expenses (4) as a % of net revenues from residents	75%	76%	76%	77%
Community expenses (4) % growth	2%	--	3%	--

(1)	Excludes data for discontinued operations and for pharmacy and hospital operations.
(2)	Communities that we operated continuously since October 1, 2005.
(3)	Communities that we operated continuously since January 1, 2005.
(4)	Community expenses equals wages and benefits and other operating expenses.

Supplemental Information, page 5 of 6

FIVE STAR QUALITY CARE, INC.
OTHER OPERATING DATA (1)
(dollars in thousands)

	Three months ended December 31,		Year ended December 31,
	2006	2005	2006	2005
No. of Communities (2) (end of period):
Assisted living & independent living communities	113	102	113	102
Skilled nursing communities	49	49	49	49
Total no. of communities	162	151	162	151

No. of living units (end of period):
Assisted living & independent living units	13,701	10,968	13,701	10,968
Skilled nursing units (3)	4,416	5,842	4,416	5,842
Total no. of living units	18,117	16,810	18,117	16,810

Net revenues from residents
Assisted living & independent living communities	$133,548	$122,140	$503,246	$463,731
Skilled nursing communities	62,448	60,370	242,843	235,950
Other (4)	515	244	1,914	1,210
Total net revenues from residents	$196,511	$182,754	$748,003	$700,891

(1)	Excludes data for discontinued operations and for pharmacy and hospital operations.
(2)	Communities are categorized by the type of living units which constitute a majority (or plurality) of the total living units at the community.
(3)	Includes 1,654 skilled nursing units in communities where assisted living and independent living services are the predominant services provided.
(4)	Other net revenues from residents relates primarily to rehabilitation and other specialty service revenues provided at residential facilities but does not include pharmacy or hospital operations.

Supplemental Information, page 6 of 6

Reconciliation of Income from Continuing Operations excluding Termination Charges to Loss from Continuing Operations for the three months ended December 31, 2006 and 2005 (dollars in thousands, except per share data):

	For the three months ended December 31, 2006		For the three months ended December 31, 2005
	Amount	Per Share	Amount	Per Share
Income from continuing operations excluding termination charge(1)	$6,365	$0.20	$3,794	$0.19
Termination expense for certain management agreements	(40,080)		(4,750)

Loss from continuing operations	$(33,715)	$(1.07)	$(956)	$(0.05)

(1)
We believe these adjusted amounts are a meaningful disclosure that may help shareholders to understand better our results of operations for the three months ended December 31, 2006 and 2005. This information should not be considered as an alternative to income (loss) from continuing operations or income (loss) from continuing operations per share or any other operating or performance measure prescribed by accounting principles generally accepted in the United States.

Reconciliation of Income from Continuing Operations excluding Termination Charges to Loss from Continuing Operations for the years ended December 31, 2006 and 2005 (dollars in thousands, except per share data):

	For the year ended December 31, 2006		For the year ended December 31, 2005
	Amount	Per Share	Amount	Per Share
Income from continuing operations excluding termination charge(2)	$17,873	$0.62	$5,127	$0.34
Termination expense for certain management agreements	(129,913)		(86,286)

Loss from continuing operations	$(112,040)	$(3.92)	$(81,159)	$(5.45)

(2)
We believe these adjusted amounts are a meaningful disclosure that may help shareholders to understand better our results of operations for the years ended December 31, 2006 and 2005. This information should not be considered as an alternative to income (loss) from continuing operations or income (loss) from continuing operations per share or any other operating or performance measure prescribed by accounting principles generally accepted in the United States.